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                              INTERSIL CORPORATION

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                ANNUAL MEETING OF THE CLASS A COMMON SHAREHOLDERS
                                  May 14, 2002
                            PROXY VOTING INSTRUCTIONS

     The undersigned shareholder(s) of Intersil Corporation, a Delaware corporation ("Intersil"), hereby acknowledges receipt of the Notice of Annual Meeting of Class A Common Shareholders and Joint Proxy Statement/Prospectus and hereby appoints Stephen M. Moran and in the alternative, Daniel J. Heneghan, as proxies, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2002 Annual Meeting of Class A Common Shareholders of Intersil to be held on May 14, 2002 at 9:00 a.m., local time, at the Hyatt Regency Hotel, 17900 Jamboree Blvd., Irvine, California 92614, and at any adjournment or postponement thereof, and vote all shares of Class A common stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side of this card:

     This proxy will be voted as directed or, if no specification is made, will be voted FOR the proposal to approve the issuance of Intersil Class A common stock in connection with the merger contemplated thereby (the "Merger"); FOR the proposal to amend Intersil's Amended and Restated Certificate of Incorporation to increase the maximum number of directors from seven to eight; FOR the election of the six nominees as directors of Intersil; and FOR the ratification of the appointment of Ernst & Young LLP as Intersil's independent accountants; furthermore, in their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof, including, if submitted to a vote of the shareholders, a motion to adjourn the meeting to another time or place for the purpose of soliciting additional proxies.

             (CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE)

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                ANNUAL MEETING OF CLASS A COMMON SHAREHOLDERS OF

                              INTERSIL CORPORATION

                                  MAY 14, 2002

Co. # __________                                        Acct. # ________________

                       -----------------------------------
                            PROXY VOTING INSTRUCTIONS
                       -----------------------------------

TO VOTE BY MAIL
---------------
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
--------------------------------------------
Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET
-------------------
Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS                       [________________________]



               [Please Detach and Mail in the Envelope Provided]
--------------------------------------------------------------------------------

 [x] Please mark your
     votes as in the
     example.

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                            WITHHOLD
                              FOR       THE INTERSIL BOARD OF DIRECTORS RECOMMENDS A VOTE FOR:
                   FOR        ALL                                                                             FOR   AGAINST  ABSTAIN
1. ELECTION OF     [_]        [_]   NOMINEES:               2. RATIFICATION OF INDEPENDENT ACCOUNTANTS:       [_]     [_]      [_]
   DIRECTORS                         Gregory L. Williams
                                     Robert W. Conn         3. The Proposal to approve the issuance of        [_]     [_]      [_]
                                     Gary E. Gist              Intersil Class A common stock in the merger,
                                     Jan Peeters               as explained in greater detail in the
                                     Roberts N. Pokelwaldt     accompanying joint proxy statement/prospectus.
                                     James A. Urry
Withhold votes from the nominees                            4. The proposal to amend Intersil's Amended and   [_]     [_]      [_]
that I/we have written on the                                  Restated Certificate of Incorporation to
line below, or cumulate votes                                  increase the maximum number of directors from
as I/we have instructed on the                                 seven to eight, as explained in greater detail
above line.                                                    in the accompanying joint proxy
                                                               statement/prospectus.
__________________________________
                                                                                               I/We plan to   [_] I/We will not[_]
                                                                                                attend the        be attending
                                                                                                  annual           the annual
                                                                                                 meeting.           meeting

                                                                     Mark here for address change and note corrections at left [_]

                                                                                  PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD
                                                                                  PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature(s)_____________________________________________________________________________________  Dated __________________, 2002
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